Exhibit 10.16

FORM OF

NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”) is made effective as of [ • ], 2009 (the “Grant Date”), between Dollar General Corporation, a Tennessee corporation (hereinafter called the “Company”), and [                ], hereinafter referred to as the “Optionee.”  Capitalized terms not otherwise defined herein shall have the same meanings as in the Amended and Restated 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates, as amended from time to time (the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement.

WHEREAS, the Company desires to grant the Optionee an option to purchase shares of Common Stock (the “Option”) pursuant to the terms and conditions of the Plan and this Agreement; and

WHEREAS, the committee of the Company’s Board appointed to administer the Plan (the “Committee”) has determined that it would be to the advantage and in the best interest of the Company and its shareholders to grant the Option provided for herein to the Grantee;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 1.1.   Cause

“Cause” shall mean, with respect to the Optionee: (i) any act of the Optionee involving fraud or dishonesty, or any willful failure to perform reasonable duties as assigned to a member of the Board, which failure is not cured within 10 business days after receipt from the Board of written notice of such failure; (ii) any material breach by the Optionee of any securities or other law or regulation or any Company policy governing trading or dealing with stock, securities, investments or the like, inappropriate disclosure or “tipping” relating to any stock, securities or investments or the like, (iii) other than as required by law, the carrying out by the Optionee of any activity, or the Optionee making any public statement, which prejudices or ridicules the good name and standing of the Company or its affiliates (including any limited partner of Parent) or would bring such persons into public contempt or ridicule; (iv) performance of services to the Company in a state of intoxication or the Optionee otherwise being found in possession at the Optionee’s place of work (whether for the Company or any employer of the Optionee) of any prohibited drug or substance, possession of which would amount to a criminal offense; (v) any assault or other act of violence by the Optionee; or (vi) the Optionee being indicted for any crime constituting (x) any felony whatsoever or (y) any misdemeanor that would preclude employment under the Company’s hiring policy.

Section 1.2.   Disability

“Disability” shall have the meaning as provided under Section 409A(a)(2)(C)(i) of the Code.

Section 1.3.   Option

“Option” shall mean the Option to purchase shares of Common Stock granted under Section 2.1 of this Agreement.

ARTICLE II

GRANT OF OPTION

Section 2.1.   Grant of Option

Subject to Section 2.4, on and as of the date hereof, the Company irrevocably grants to the Optionee an Option to purchase any part or all of an aggregate of the number of shares set forth on Schedule A hereof of its Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2.   Exercise Price

Subject to Section 2.4, the exercise price of the shares of Common Stock covered by the Option shall be the price per share set forth on Schedule A hereof as the “Exercise Price” (which is the Fair Market Value per share of the Common Stock on the Grant Date).

Section 2.3.   Optionee’s Continued Service on the Board

Nothing contained in this Agreement or in any other agreement entered into by the Company and the Optionee guarantees that the Optionee will continue to serve as a member of the Board for any specified period of time.

Section 2.4.    Adjustments to Option

The Option shall be subject to the adjustment provisions of Section 9 of the Plan, provided, however, that in the event of the payment of an extraordinary dividend by the Company to its shareholders, then the Exercise Price of the Option shall be reduced by the amount of the dividend paid, but only to the extent the Committee determines it to be permitted under applicable tax laws and to not have adverse tax consequences to the Optionee under Section 409A of the Code; and, if such reduction cannot be fully effected due to such tax laws and it will not have adverse tax consequences to the Optionee, then the Company shall pay to the Optionee a cash payment, on a per Share basis, equal to the balance of the amount of the dividend not permitted to be applied to reduce the Exercise Price of the applicable Option as follows: (a) for each Share subject to a vested Option, immediately upon the date of such dividend payment; and (b), for each Share subject to an unvested Option, on the date on which such Option becomes vested and exercisable with respect to such Share.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1.   Exercisability of Option

(a)           So long as the Optionee continues to be a member of the Board, the Option shall become exercisable pursuant to the following schedule:

Date Option Becomes Exercisable	Percentage of Shares As to Which Option Is Exercisable
On or after the first anniversary of the Grant Date	25%

On or after the second anniversary of the Grant Date	50%

On or after the third anniversary of the Grant Date	75%

On or after the fourth anniversary of the Grant Date	100%

(b)         Notwithstanding any of the foregoing, if the Optionee ceases to serve on the Board at any time by reason of death or Disability that 25% portion of the Option that would have become exercisable on the next anniversary date of the Grant Date if the Optionee had continued to serve on the Board through such date will become vested and exercisable;

(c)         Notwithstanding any of Section 3.1(a) or (b) above, upon the earlier occurrence of a Change in Control, the Option shall become immediately exercisable as to 100% of the shares of Common Stock subject to such Option immediately prior to a Change in Control (but only to the extent such Option has not otherwise terminated or become exercisable);

(d)           Notwithstanding the foregoing (but except as provided in 3.1(b)), if the Optionee’s service on the Board terminates for any reason, the Option shall not become exercisable as to any additional shares of Common Stock following the cessation of such service and any Option, which is unexercisable as of such date, shall be immediately cancelled without payment therefor.

Section 3.2.   Expiration of Option

The Optionee may not exercise any vested portion of the Option to any extent after the first to occur of the following events:

(a)           The tenth anniversary of the Grant Date; or

(b)           The first anniversary of the date the Optionee ceases to be a member of the Board by reason of death or Disability (unless earlier terminated as provided in Section 3.2(e) below);

(c)            Immediately upon the date the Optionee ceases to be a member of the Board for Cause;

(d)           Ninety (90) days after the date the Optionee ceases to be a member of the Board for any reason other than as provided in Section 3.2(b) or (c) above; or

(e)           At the discretion of the Company, if the Committee so determines pursuant to Section 9 of the Plan.

ARTICLE IV

EXERCISE OF OPTION

Section 4.1.   Person Eligible to Exercise

During the lifetime of the Optionee, only the Optionee (or his or her duly authorized legal representative) may exercise an Option or any portion thereof.  After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by his or her personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.

Section 4.2.   Partial Exercise

Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

Section 4.3.   Manner of Exercise

An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his or her designee all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

(a)           Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b)           (i) Full payment (in cash, by check or by a combination thereof) of the Option exercise price for the shares identified in Section 4.3(a) above, with respect to which such Option or portion thereof is exercised or (ii) indication that the Optionee elects to have the number of shares that would otherwise be issued to the Optionee reduced by a number of shares having an equivalent Fair Market Value to the payment that would otherwise be made by Optionee to the Company pursuant to clause (i) of this subsection (b); provided, that for the avoidance of doubt, full payment is deemed made if the Company receives cash in respect of the Option exercise price within three business days following the date on which the Option is exercised in the event of a cashless exercise;

(c)           A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of Common Stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the “Act”), and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its reasonable discretion, take whatever additional actions it deems reasonably necessary to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations; and

(d)           In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Act, and may issue stop-transfer orders covering such shares.  Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of subsection (c) above and the agreements herein. The written representation and agreement referred to in subsection (c) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares.

Section 4.4.   Conditions to Issuance of Stock Certificates

The shares of Common Stock deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares, which have then been reacquired by the Company.  Such shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any certificate or certificates for shares of

Common Stock purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

(a)           The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable; and

(b)           The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience or as may otherwise be required by applicable law.

Section 4.5.   Rights as Shareholder

Except as otherwise provided in Section 2.4 of this Agreement, the holder of an Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares of Common Stock purchasable upon the exercise of the Option or any portion thereof unless and until a certificate or certificates representing such shares shall have been issued by the Company to such holder or, if the Common Stock is listed on a national securities exchange, a book entry representing such shares has been made by the registrar of the Company.

ARTICLE V

MISCELLANEOUS

Section 5.1.   Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option.  In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2.   Option Not Transferable

Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3.   Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary or designee, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto.  By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices to be given to him.  Any notice, which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.3.  Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.4.   Titles; Pronouns

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.  The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 5.5.   Applicability of Plan

The Option and the shares of Common Stock issued to the Optionee upon exercise of the Option shall be subject to all of the terms and provisions of the Plan, to the extent applicable to the Option and such shares.  In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Section 5.6.   Amendment

Subject to Section 10 of the Plan, this Agreement may be amended only by a writing executed by the parties hereto, which specifically states that it is amending this Agreement.

Section 5.7.   Governing Law

The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 5.8.   Arbitration

In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator.  Such arbitration process shall take place within the Nashville, Tennessee metropolitan area.  The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning.  Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

Each party shall bear its own legal fees and expenses, unless otherwise determined by the arbitrator.

Section 5.9.   Taxes

The Optionee shall have full responsibility, and the Company shall have no responsibility, for satisfying any liability for any federal, state or local income or other taxes required by law to be paid with respect to the exercise of the Option.  The Optionee is hereby advised to seek his or her own tax counsel regarding the taxation of the exercise of the Option hereunder.

Section 5.10.   Signature in Counterparts

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on next page.]

[Signature page to IPO Stock Option Agreement]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

DOLLAR GENERAL CORPORATION

By:

Name:

Its:

OPTIONEE:

[NAME]

Address

Address

Schedule A

Exercise Price:	$

Aggregate number of shares of Common Stock for which the Option is granted: